UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) ☑ Filed by the Registrant ☐ Filed by a party other than the Registrant CHECK THE APPROPRIATE BOX: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☑ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 Wells Fargo & Company (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY): ☑ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

© 2026 Wells Fargo Bank, N.A. All rights reserved. 2026 Shareholder Meeting Proxy Statement Supplement Spring 2026 We recommend shareholders vote FOR all management proposals and AGAINST all shareholder proposals at the 2026 Shareholder Meeting Item Board Recommendation For More Information 1 Election of 12 director nominees named in our proxy statement FOR all nominees Proxy Statement – page 3 Slide – page 4 2 Advisory vote to approve executive compensation (Say on Pay) FOR Proxy Statement – page 45 Slides – pages 5 - 6 3 Proposal to amend and restate the 2022 Long-Term Incentive Plan (LTIP) FOR Proxy Statement – page 87 4 Proposal to ratify KPMG as the Company’s independent registered public accounting firm for 2026 FOR Proxy Statement – page 98 5-10 Shareholder proposals, if properly presented AGAINST Proxy Statement – page 103 Slide – page 7 Your vote is important. We encourage you to carefully review the Proxy Statement for more details. On behalf of your Board of Directors, we thank you for your support at the 2026 Shareholder Meeting.

“We have built a strong foundation and have made great progress in improving growth and returns though we have operated with significant constraints. We are excited to now compete on a level playing field and are able to dedicate even more resources to growth with the ability to grow our balance sheet. The dedication and hard work of all those at Wells Fargo has positioned us to enter 2026 in a position of strength and we are excited by the momentum we have and opportunities in front of us.”* - Charlie Scharf, Chairman and CEO 2 Key 2026 Meeting Themes • Long-Term Value Creation. Simplified our businesses to better serve our customers and improved our earnings profile since 2019, creating significant shareholder value and positioning the Company for future success. • Regulatory Milestones. Achieved key regulatory milestones, including the Federal Reserve’s lifting of the asset cap in 2025, and the termination of all outstanding consent orders since 2019; the removal of the asset cap provides additional opportunities for growth. • Independent Board Oversight. The Board remains focused on effective independent oversight, with a well-defined Lead Independent Director role, and a continued commitment to reinforcing a culture of ethics, compliance, and risk management; directors bring the right mix of experiences to provide effective oversight of the Company’s strategy. • Executive Compensation & Talent Strategy. In recognition of the significant accomplishments led by our CEO over the last six years and the desire to retain his continued leadership in the next phase of our transformation, the Board approved in July a special one-time equity award for the CEO with a long-term vesting period from 2029 through 2031; the Board also removed the NEO pre-set target total compensation structure to reinforce performance-based pay, in alignment with peers. *Source: Wells Fargo & Company’s 4Q2025 earnings news release, January 14, 2026.

Transformation Execution and the Path Forward

Improved financial results driven by momentum across businesses

Strong FY2025 Financial Performance

$83.7B	$21.3B	$6.26	10.6%	12.4%	14.6%	~$23B
Revenue	Net Income	Diluted EPS	CET1 Ratio[1]	ROE[2]	ROTCE[3]	Capital Distributed to Shareholders

Selected 1Q26 Metrics

Consumer Banking and Lending (CBL)

- Revenue up 7%
- Consumer checking account openings up more than 15%
- New credit card accounts up nearly 60%
- Auto originations more than 2x prior year

Wealth and Investment Management (WIM)

- Revenue up 14%. Company-wide client assets up 11%
- Third consecutive quarter of advisor hiring with $100mm+ production across all channels
- Onboarded independent advisor channel (FiNet) teams managing ~$9 billion in client assets

Corporate and Investment Banking (CIB)

- Revenue up 4%.
- Banking revenue up 11%
- Investment Banking market share stable at 4.3%; Equity Capital Markets market share up from FY25[4]
- Markets revenue up 19%

Commercial Banking (CB)

- Revenue up 7%
- Early signs of success from coverage banker hires, with higher new client acquisition and balance growth
- Loans and deposits up 7% and 8%, respectively (absent the 3Q25 transfer to Consumer Banking and Lending)[5]

Substantial progress since 2019…

- **14** Consent Orders Terminated | Asset Cap Removed
- **12** Businesses Sold or Exited | Focus on Core Franchise
- **~$15B** Gross Expense Savings (2021-2025)
- **26%** Reduction in average common shares outstanding
- **People, Technology, New Products Investments**

… with opportunities ahead

- Improve and Simplify Risk and Control Infrastructure
- Improve Returns through Growth Across All Our Businesses
- Continue to Execute on Efficiency Initiatives
- Focus on Capital Optimization and Managing CET1 Ratio
- Invest Across All Our Businesses

Targeting a 17-18% ROTCE[3] over the medium-term

Comparisons in the bullet points are for 1Q26 versus 1Q25, unless otherwise noted.
Endnotes are presented starting on page 8.

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Experienced, Capable and Diverse Board Board Composition Empowered with Strong Oversight of Strategy and Risk Ronald L. Sargent Committees: HRC*, AC, GNC Charlie Scharf Chairman and CEO Suzanne M. Vautrinot Committees: RC The Board believes that it is best positioned to determine the leadership structure that best serves the Company and our shareholders at any given time. 4 Version 2 Steve Black Lead Independent Director Committees: FC, GNC, HRC 100% Risk Management Experience 100% Strategic Panning & Business Development 85% Governance & Sustainability 92% Independent director nominees including our Lead Independent Director 1 < 3 yrs 4 3-5 yrs 7 > 5 yrs 6 Years Average Tenure of independent director nominees Balancing Perspectives & Institutional Knowledge Robust LID Responsibilities • Promote the Board’s efficient and effective functioning • With the Chair, approve Board agendas, schedules, and information flow • Preside at all regularly scheduled and ad-hoc executive sessions without management • Serve as principal liaison between the independent directors and the CEO • Facilitate communication with shareholders and be available for consultation with major stakeholders • Participate, with other directors, in CEO performance evaluation Item 1: Vote FOR all Nominees Board Skills & Experiences Supports Effective Oversight Strategic Planning, Business Development & Operations Risk Management | Financial Services | Regulatory Human Capital Management | Consumer, Marketing & Digital Information Security, Cybersecurity, Technology Accounting & Financial Reporting | Corporate Governance Sustainability | Government, Public Policy | International Theodore F. Craver, Jr. Committees: AC*, FC, GNC Richard K. Davis Committees: GNC*, RC Wayne M. Hewett Committees: FC*, HRC, RC CeCelia G. Morken Committees: AC, GNC Felicia F. Norwood Committees: RC Fabian T. Garcia Committees: FC Mark A. Chancy Committees: AC, FC Maria R. Morris Committees: RC*, HRC AC Audit Committee HRC Human Resources Committee FC Finance Committee GNC Governance and Nominating Committee RC Risk Committee * Committee Chair

5 Version 2 Performance-Based Executive Compensation HRC Oversight Supports Performance-Aligned, Risk-Managed Executive Pay Item 2: Vote FOR Say-On-Pay Our Executive Compensation Principles Pay for Performance Promote Effective Risk Management Attract and Retain Talent Say-on-Pay Support 92%+ 2023-2025 How the HRC Determined 2025 NEO Compensation • Consistent with prior years, incentive pay continues to be determined based on a rigorous, principles-based evaluation process • Compensation still primarily delivered through long-term equity, reinforcing alignment with shareholder interests • After a detailed review of our program, the HRC removed the use of pre-set target total compensation for NEOs beginning in 2025 o The HRC makes a holistic assessment to evaluate performance and make balanced, reasonable and appropriate compensation decisions o This change further aligns our executive compensation program with our most comparable peers and allows for consideration of market pay levels for comparable roles within the Labor Market Peer Group See CD&A pages 61-70 for 2025 Performance Discussions • Successfully closed 14 consent orders since 2019, including eight in 2025 and early 2026, and the lifting of the asset cap imposed in 2018 • Advised on two of the largest M&A deals of 2025, increasing our announced U.S. M&A ranking to 8th in 2025, up from 12th in 2024 • Continued to strengthen the leadership team and attract and develop top talent across the Company • Advanced AI innovation to improve customer experience and operational efficiency • Delivered approximately $2.4 billion in 2025 gross expense savings through efficiency initiatives and reduced headcount by 6% year over year 2025 Total Incentive Compensation 25% Cash 30% Cash 75% Equity 70% Equity CEO Pay Structure NEO Pay Structure 94%* At-Risk 90% At-Risk (Avg) See page 3 for more on FY2025 performance, selected metrics, and financial results momentum. * Excludes CEO Special Award

Item 2: Vote FOR
Say-On-Pay

CEO Special Award

Promoting the long-term retention of Mr. Scharf as the Company's CEO

Shareholder Value Creation Under CEO's Leadership


Tangible book value per common share[1]
WFC Stock price
Total Shareholder Return (10/1/19 -12/31/25)
WFC: 117.7%; Compounded Annual Gain (CAG): 13.3%
KBW Nasdaq Bank Index: 100.7%; CAG: 11.8%
$49.06[2]
$30.18
$47.98
$41.29
$49.22
$70.24
$93.20
$33.43
$32.99
$36.29
$34.98
$39.23
$41.24
$45.02
2019
2020
2021
2022
2023
2024
2025

	2019	2020	2021	2022	2023	2024	2025
ROTCE[1]:	**7.1%[3]**	**1.3%**	**14.8%**	**9.3%**	**13.1%**	**13.4%**	**14.6%**
ROE:	5.9%	1.1%	12.3%	7.8%	11.0%	11.4%	12.4%
Book Value:	$40.24	$39.71	$43.26	$41.98	$46.25	$48.85	$53.24

"We are thrilled to recognize Charlie's significant contributions to Wells Fargo….The special equity award is designed to acknowledge Charlie's role in leading Wells Fargo through an unprecedented transformation, creating shareholder value and positioning the Company for the future. We look forward to Charlie's continued guidance and strategic direction as we navigate the future."*

- Lead Independent Director, Steve Black

Objectives	Features
Recognize significant progress, performance, and reaching key regulatory milestones	• Grant-date value of approximately $60 million delivered as 50% RSRs and 50% stock options
Promote long-term shareholder value creation that aligns with Company performance	• 362,977 RSRs with value fully dependent upon performance of the Company's stock at the time each tranche vests • 1,046,000 options only deliver value if the Company's stock price has appreciated above the grant price and at the time each tranche vests
Promote long-term retention of Mr. Scharf as the Company's CEO	• Long-term vesting period with no vesting until years four through six • Vesting dependent upon continued employment • Unvested awards forfeited upon retirement or resignation

See CD&A page 49 for additional information.

Endnotes are presented starting on page 8.
*Source: Wells Fargo & Company's press release, July 31, 2025.

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7 Demonstrated Board Responsiveness Our Board recommends that you vote AGAINST each shareholder proposal Total Contacted 61% of total outstanding shares Total Engaged 59% of total outstanding shares The Board oversees our extensive shareholder engagement efforts, which include proactive outreach and engagements with institutional investors throughout the year Shareholder feedback informs the Board’s perspective; the Board receives periodic updates on key themes, including input related to our executive compensation HRC Chair Ron Sargent led select engagements, with broad participation from our Head of HR and other members of senior management Adopt Independent Chair Policy Item 5 Maintaining flexibility in determining the most effective leadership structure is essential for the Board to best serve the Company and shareholders. The Board remains committed to strong independent oversight with a well-defined Lead Independent Director role, and holds senior management accountable for implementing our strategic plan and risk tolerance. Board’s Statement of Opposition on Pages 105-106 of the Proxy Govern by Majority Vote Item 6 Currently, we only have one By-Law that requires supermajority approval to amend: a requirement to elect “local directors” at bank subsidiaries upon acquisition. The Board, in response to a 2023 proposal that received majority support, attempted to remove this By-Law in 2024. Despite enhanced investor outreach, the proposal did not receive the requisite level of support. Because this sole remaining supermajority provision has extremely limited applicability, this proposal would not deliver meaningful change or justify the resources required. Board’s Statement of Opposition on Pages 108-109 of the Proxy Items 7-10: Shareholder Proposals Energy Supply Ratio Item 7 Report on High-Carbon Financing Litigation Risks Item 8 Board Committee on Indigenous People’s Rights Item 9 Vendor Civil Liberties Report Item 10 Items 5-6: Shareholder Proposals Year-Round Engagement Overseen by Our Board; Investor & Stakeholder Feedback is Shared with the Board & Relevant Committees See Board’s Statements of Opposition on Pages 111 – 120 of the Proxy Statement Investor Engagement following the 2025 Shareholder Meeting Items 5-10: Vote AGAINST Shareholder Proposals

Thank you Endnotes 8 Page 3 – Transformation Execution and the Path Forward 1. The Common Equity Tier 1 (CET1) ratio is calculated under the Standardized Approach which is our binding CET1 framework. CET1 ratio is a regulatory calculation used by management, investors, regulators, and others to assess the Company’s capital position. For additional information on our CET1 ratio, see the “Capital Management - Risk-Based Capital and Risk-Weighted Assets” section in the Company’s 2025 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. 2. Return on Equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity. 3. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables beginning on page 9. 4. Source: Dealogic. 5. In third quarter 2025, we prospectively transferred approximately $8 billion of loans and approximately $6 billion of deposits related to certain business customers from the Commercial Banking operating segment to Consumer, Small and Business Banking in the Consumer Banking and Lending operating segment. The year- over-year percentage changes for loans and deposits in the Commercial Banking operating segment are calculated assuming the third quarter 2025 transfer occurred during first quarter 2025 to provide a consistent basis of comparison for loan and deposit balances between periods. This assumption had the effect of increasing the year-over-year growth rates for both loans and deposits by three percentage points. For additional information on loans and deposits in the Commercial Banking operating segment, see page 12 of our 1Q26 Quarterly Supplement. Page 6 – CEO Special Award 1. Tangible book value per common share and ROTCE are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables beginning on page 9. 2. All stock prices are as of final trading day of the relevant year, with the exception of 2019, which is as of Oct 1. 3. 4Q19 ROTCE.

Tangible Common Equity

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. The ratios are (i) tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and (ii) return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and ROTCE, which utilize tangible common equity, are useful financial measures because they enable management, investors, and others to assess the Company's use of equity.

The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

			December 31,						
($ in millions, except ratios)			**2025**	**2024**	**2023**	**2022**	**2021**	**2020**	**2019**
Tangible book value per common share:									
Total equity		$	183,038	181,066	187,443	182,213	189,889	185,712	187,702
Adjustments:									
Preferred stock[1]			(16,608)	(18,609)	(19,448)	(19,448)	(20,057)	(21,136)	(21,549)
Additional paid- capital on preferred stock[1]			141	144	157	173	136	152	(71)
Unearned ESOP shares[1]			—	—	—	—	646	875	1,143
Noncontrolling interests			(1,920)	(1,946)	(1,708)	(1,986)	(2,503)	(1,033)	(838)
Total common stockholders' equity	(A)		164,651	160,656	166,444	160,952	168,111	164,570	166,387
Adjustments:									
Goodwill			(24,967)	(25,167)	(25,175)	(25,173)	(25,180)	26,392)	(26,390)
Certain identifiable intangible assets (other than mortgage servicing rights)			(823)	(73)	(118)	(152)	(225)	(342)	(437)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]			(705)	(735)	(878)	(2,427)	(2,437)	(1,965)	(2,146)
Applicable deferred taxes related to goodwill and other intangible assets[3]			1,063	947	920	890	765	856	810
Tangible common equity	(B)	$	139,219	135,628	141,193	134,090	141,034	136,727	138,224
Common shares outstanding	(C)		3,093	3.289	3.599	3.834	3,886	4,144	4,134
Book value per common share	(A)/(C)	$	53.24	48.85	46.25	41.98	43.26	39.71	40.24
Tangible book value per common share	(B)/(C)		45.02	41.24	39.23	34.98	36.29	32.99	33.43

1. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

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Tangible Common Equity

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

			Year ended December 31,						Fourth quarter
($ in millions, except ratios)			**2025**	**2024**	**2023**	**2022**	**2021**	**2020**	**2019**
Return on average tangible common equity:									
Net income applicable to common stock	(A)	$	20,285	18,606	17,982	12,562	20,818	1,786	2,546
Average total equity			183,476	183,879	184,860	183,167	190,502	184,689	192,393
Adjustments:									
Preferred stock[1]			(17,517)	(18,581)	(19,698)	(19,930)	(21,151)	(21,364)	(21,549)
Additional paid-in capital on preferred stock[1]			142	147	168	143	137	148	(71)
Unearned ESOP shares[1]			—	—	—	512	874	1,007	1,143
Noncontrolling interests			(1,860)	(1,751)	(1,844)	(2,323)	(1,601)	(769)	(945)
Average common stockholders' equity	(B)		164,241	163,694	163,486	161,569	168,761	163,711	170,971
Adjustments:									
Goodwill			(25,082)	(25,172)	(25,173)	(25,177)	(26,087)	(26,387)	(26,389)
Certain identifiable intangible assets (other than mortgage servicing rights)			(670)	(95)	(136)	(190)	(294)	(389)	(449)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]			(695)	(895)	(2,083)	(2,359)	(2,226)	(2,002)	(2,223)
Applicable deferred taxes related to goodwill and other intangible assets[3]			1,016	935	906	864	867	834	807
Average tangible common equity	(C)	$	138,810	138,467	137,000	134,707	141,021	135,767	142,717
Return on average common stockholders' equity (ROE)	(A)/(B)		12.35%	11.37%	11.00%	7.78%	12.34%	1.09%	5.91%
Return on average tangible common equity (ROTCE)	(A)/(C)		14.61%	13.44%	13.13%	9.33%	14.76%	1.32%	7.08%

1. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

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Disclaimer and Forward-Looking Statements This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward- looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business and our plans, goals, targets, commitments, objectives, and strategies (including those related to governance practices, sustainability, and human capital matters) as well as statements we make about: (i) the future operating or financial performance of the Company or any of its businesses, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (viii) future common stock dividends, common share repurchases and other uses of capital; (ix) our targeted range for return on assets, return on equity, and return on tangible common equity; (x) expectations regarding our effective income tax rate; (xi) the outcome of contingencies, such as legal actions; (xii) environmental, social and governance related goals or commitments; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results may differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For additional information about factors that could cause actual results to differ materially from our expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. 11